Exhibit 10.0

AMENDMENT TO WAREHOUSE LINE OF CREDIT PROMISSORY NOTE

This Amendment to the Warehouse Line of Credit Promissory Note is made this 8th day of February, 2016 between Coghlan Family Corporation (“CFC”) and Genesis Financial, Inc. (“GFI”), collectively, (the “Parties”).

WHEREAS, CFC and GFI entered into a Warehouse Line of Credit Promissory Note agreement on January 1, 2010 (the “Warehouse Line’”). The credit line limit was established as TWO MILLION FIVE HUNDRED THOUSAND DOLLARS AND 00/100THS ($2,500,000), interest was to accrue at the rate of 4% on the outstanding balance amount, and was payable monthly, with a maturity date of December 1, 2012.

WHEREAS, CFC and GFI agreed to amend the terms of the Warehouse Line on December 1, 2012. The maturity date was extended to December 1, 2014, and payment of the 4% was deferred to maturity date.

WHEREAS, CFC and GFI desire to amend the Warehouse Line again.

THEREFORE, in receipt of good and valuable consideration, the receipt of which is acknowledged by Parties, the Parties agree as follows:

1.

The principal balance owing on the NOTE as of the date of this Amendment is ONE MILLION TWO HUNDRED SIXTY THOUSAND DOLLARS AND 00/100THS ($1,260,000).

2.

The Maturity Date is hereby extended to December 1, 2016.

3.

The Interest rate is reduced to 0%, and any unpaid accrued interest is waived.

All other terms of the Warehouse Line of Credit Promissory Note remain in effect.

DATED this 8th day of February, 2016.

COGHLAN FAMILY CORPORATION

GENESIS FINANCIAL, INC.

/s/ John R. Coghlan

/s/ Michael A. Kirk

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By: John R. Coghlan, President

By: Michael A. Kirk, Secretary